Exhibit 99

           Perrigo Company Reports Third Quarter Fiscal 2004 Earnings


Revenues Increase 14 Percent; Net Income Increases 26 Percent To $17.7 Million


    ALLEGAN, Mich., April 23 /PRNewswire-FirstCall/ -- The Perrigo Company (Nasdaq: PRGO) today announced results for the third quarter and nine months of fiscal 2004 ended March 27, 2004.



                               Perrigo Company
                   (in thousands, except per share amounts)
                             Third Quarter           Year-To-Date
                           2004        2003        2004        2003
     Sales              $230,740    $202,616    $685,639    $643,352
     Net Income          $17,739     $14,132     $72,482     $49,724
     Diluted Shares       72,598      70,601      72,035      70,967
     Diluted EPS           $0.24       $0.20       $1.01       $0.70



    Net sales for the third quarter were $230.7 million, compared with $202.6 million last year, an increase of 14 percent. Net income was $17.7 million, or $0.24 per share, compared with net income of $14.1 million, or $0.20 per share, a year ago.

    Commenting on third quarter results, Perrigo Chairman, President and Chief Executive Officer, David T. Gibbons, said, "Our third quarter results were driven by strong growth in revenues, coming primarily from new products launched earlier in the year, new products shipping in the current period, and revenue from Peter Black Pharmaceuticals, a United Kingdom-based nutritional business acquired in December 2003. In the quarter, we recorded strong sales of loratadine D24, the store brand equivalent to Claritin-D(R) 24; had strong initial shipments of loratadine syrup and loratadine quick dissolve tablets; and experienced growth in the vitamin category.

    "We are pleased with the excellent results for the quarter and the past nine months. Sales volume to date has exceeded expectations as new products have been well received and we were able to refill the cough and cold product pipeline following December's unusually high peak in demand. The incremental volume has translated into greater leverage with operating income improving by 15 percent to $90.6 million from $78.6 million last year. Both sales and profit growth contributed to operating cash flow to date of $104 million up 27 percent from $82 million last year."

    Net sales for the nine months ended March 27, 2004 were $685.6 million, an increase of seven percent, compared with $643.4 million last year. Net income for the nine months was $72.5 million, or $1.01 per share, compared with $49.7 million, or $0.70 per share, last year. Excluding a tax benefit of $13.1 million, or $0.18 per share, in the current year and a favorable lawsuit settlement of $2 million after-tax, or $0.03 per share, last year, net income was $59.4 million, or $0.83 per share, compared with $47.7 million, or $0.67 per share, a year ago.

    In the third quarter, the Company received final approval from the U.S. Food and Drug Administration (FDA) for three new products granted through the FDA's Abbreviated New Drug Application (ANDA) process.


    1. Ibuprofen Chewable Tablets - In January 2004, the FDA determined that Ibuprofen Chewable Tablets, 50 mg and 100 mg, produced by Perrigo, are bioequivalent to Children's Motrin(R) Tablets, 50 mg, and Junior Strength Motrin(R) Tablets, 100 mg, marketed by McNeil Consumer Products Company. With this approval, Perrigo is eligible for 180 days of market exclusivity. Annual retail sales for the branded products are approximately $21 million.


    2. Naproxen Sodium/Pseudoephedrine Tablets - In March 2004, the FDA determined that Naproxen Sodium and Pseudoephedrine Hydrocholoride Extended-release Tablets, 200 mg/120 mg, produced by Perrigo, are bioequivalent to Aleve(R) Cold and Sinus Extended-release Tablets, 200 mg/120 mg, marketed by Bayer Healthcare, LLC. Annual retail sales for the branded product exceed $20 million.


    3. Miconazole Nitrate Cream - In March 2004, the FDA determined that Miconazole Nitrate Cream USP, 4%/2% Combination Pack, produced by Perrigo, is bioequivalent to Monistat(R) 3 Combination Pack, marketed by McNeil Personal Products Company. Annual retail sales for the branded product are approximately $18 million.


    Over the past seven months, seven approvals have been granted to the Company and its alliance partners for ANDA products. Annual retail sales for the equivalent national brand products currently exceed $220 million.

    Commenting on the outlook for the fourth quarter and full year, Mr. Gibbons stated, "Consistent with historical seasonality, we expect sequentially lower fourth quarter sales and profits and expect earnings to range from $0.07 to $0.09 per share. With year-to-date earnings of $1.01 per share, including an income tax benefit of $0.18 per share, we now expect earnings of $1.08 to $1.10 for the full year, compared with $0.76 per share for fiscal 2003, an increase of more than 40 percent.

    Perrigo will host a conference call to discuss third quarter fiscal 2004 results at 11:00 a.m. (ET) today. The call and replay will be available via webcast on the Company's Web site at www.perrigo.com/investor/ or by phone, toll free, 888-489-0147. A taped replay of the call will be available beginning at approximately 2:30 p.m. (ET) Friday, April 23 until midnight Friday, April 30. To listen to the replay, call 800-642-1687, access code 6891689.

    The Company is furnishing this earnings release to the Securities and Exchange Commission via Form 8-K and it is hereby incorporated by reference. The information provided on Form 8-K includes a summary of each non-GAAP financial measure included in this earnings release and the reasons management believes these non-GAAP financial measures are useful to investors.

    Perrigo Company is the nation's largest manufacturer of over-the-counter (non-prescription) pharmaceutical and nutritional products sold by supermarket, drug, and mass merchandise chains under their own labels. The Company's products include over-the-counter pharmaceuticals such as analgesics, cough and cold remedies, gastrointestinal, and feminine hygiene products, and nutritional products, such as vitamins, nutritional supplements and nutritional drinks. Visit Perrigo on the Internet (www.perrigo.com ).

    Note: Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or other comparable terminology. Please see the "Cautionary Note Regarding Forward-Looking Statements" on pages 25 - 30 of the Company's Form 10-K for the year ended June 28, 2003 for a discussion of certain important factors that relate to forward-looking statements contained in this press release. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


    Claritin(R) is a registered trademark of Schering-Plough Corporation. Motrin(R) is a registered trademark of McNeil Consumer Products Company. Aleve(R) is a registered trademark of Bayer Healthcare, LLC.
    Monistat(R) is a registered trademark of McNeil Personal Products Company.



                               PERRIGO COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                   (in thousands, except per share amounts)
                                 (unaudited)


                                         Third Quarter        Year-To-Date
                                        2004       2003      2004       2003

    Net sales                        $230,740   $202,616  $685,639   $643,352
    Cost of sales                     164,108    143,910   487,125    458,671
    Gross profit                       66,632     58,706   198,514    184,681

    Operating expenses
       Distribution                     4,117      3,814    11,472     11,924
       Research and development         6,685      5,468    18,584     16,237
       Selling and administration      29,318     26,899    77,831     81,049
         Subtotal                      40,120     36,181   107,887    109,210
       Unusual litigation                   -          -         -     (3,128)
         Total                         40,120     36,181   107,887    106,082

    Operating income                   26,512     22,525    90,627     78,599
    Interest and other, net            (1,206)      (373)   (2,159)    (1,095)

    Income before income taxes         27,718     22,898    92,786     79,694
    Income tax expense                  9,979      8,766    20,304     29,970

    Net income                        $17,739    $14,132   $72,482    $49,724

    Earnings per share
       Basic                            $0.25      $0.20     $1.03      $0.71
       Diluted                          $0.24      $0.20     $1.01      $0.70

    Weighted average shares outstanding
       Basic                           70,296     69,337    70,103     69,781
       Diluted                         72,598     70,601    72,035     70,967

    Dividends declared per share        $0.04      $0.03     $0.10      $0.03




                               PERRIGO COMPANY
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (in thousands)

                                            March 27,    June 28,    March 29,
                                              2004         2003        2003
    Assets                                 (unaudited)             (unaudited)
    Current assets
       Cash and cash equivalents            $156,417     $93,827    $105,233
       Accounts receivable                   102,299      87,018      84,973
       Inventories                           154,847     160,326     156,043
       Current deferred income taxes          30,041      32,643      26,828
       Prepaid expenses and other current
        assets                                19,846       5,383       6,064
              Total current assets           463,450     379,197     379,141

    Property and equipment                   468,056     429,115     417,673
       Less accumulated depreciation         241,724     210,337     206,907
                                             226,332     218,778     210,766

    Goodwill                                  35,919      35,919      35,919
    Non-current deferred income taxes          8,062       3,968       4,209
    Other non-current assets                  12,884       6,108       6,127
                                            $746,647    $643,970    $636,162

    Liabilities and Shareholders' Equity
    Current liabilities
       Accounts payable                      $89,289     $72,186     $73,489
       Notes payable                           9,746       8,980       8,741
       Payroll and related taxes              35,530      40,535      34,539
       Accrued expenses                       49,308      36,590      36,469
       Accrued income taxes                        -       5,568       8,815
       Current deferred income taxes           4,095       2,683       3,225
              Total current liabilities      187,968     166,542     165,278

    Non-current deferred income taxes         26,315      25,484      29,355
    Other non-current liabilities              5,490       3,520       3,193

    Shareholders' equity
       Preferred stock, without par
        value, 10,000 shares authorized            -           -           -
       Common stock, without par value,
        200,000 shares authorized             99,622      88,990      82,564
       Unearned compensation                    (631)       (111)       (262)
       Accumulated other comprehensive
        income                                 3,801       1,282         348
       Retained earnings                     424,082     358,263     355,686
              Total shareholders' equity     526,874     448,424     438,336
                                            $746,647    $643,970    $636,162

    Supplemental Disclosures of Balance
     Sheet Information
       Allowance for doubtful accounts        $7,606     $10,242      $9,907
       Allowance for inventory               $22,493     $21,717     $19,806
       Working capital                      $275,482    $212,655    $213,863
       Preferred stock, shares issued              -           -           -
       Common stock, shares issued            70,595      70,034      69,425



                               PERRIGO COMPANY
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)
                                 (unaudited)


                                                          Year-To-Date
                                                      2004              2003
       Cash Flows From Operating
        Activities
          Net income                                $72,482           $49,724
          Adjustments to derive cash flows
             Depreciation and amortization           21,270            19,777
             Compensation - stock options             3,848             3,998
             Deferred income taxes                       35             3,108

       Changes in operating assets and liabilities,
        net of amounts acquired in a
        business acquisition
             Accounts receivable                    (11,150)           (2,845)
             Inventories                             13,551              (712)
             Accounts payable                        13,074              (750)
             Payroll and related taxes               (5,001)            3,195
             Accrued income taxes                    (5,572)              718
             Accrued expenses                         9,879             4,038
             Other                                   (8,208)            1,682
                Net cash from operating activities  104,208            81,933

       Cash Flows For Investing Activities
          Additions to property and equipment       (18,638)          (19,458)
          Issuance of note receivable               (10,000)                -
          Acquisition of a business                 (12,061)                -
          Investment in equity subsidiaries          (2,000)           (1,233)
                Net cash for investing activities   (42,699)          (20,691)

       Cash Flows From (For) Financing Activities
          Borrowings (repayments) of
           short-term debt, net                         789               776
          Tax benefit of stock transactions             813               153
          Issuance of common stock                    7,911             1,353
          Repurchase of common stock                 (1,940)          (33,682)
          Cash dividends                             (6,664)           (1,737)
                Net cash from (for)
                 financing activities                   909           (33,137)

       Net Increase in Cash and Cash Equivalents     62,418            28,105
       Cash and Cash Equivalents at
        beginning of period                          93,827            76,824
       Effect of exchange rate changes on cash          172               304
       Cash and Cash Equivalents at end
        of period                                  $156,417          $105,233

       Supplemental Disclosures of Cash Flow Information
          Cash paid during the year for
             Interest                                  $467              $598
             Income taxes                           $25,188           $26,854


                               PERRIGO COMPANY
                             SEGMENT INFORMATION
                                (in thousands)
                                 (unaudited)

                                          Third Quarter        Year-To-Date
                                          2004      2003      2004      2003
    Segment Sales
       Consumer Healthcare             $203,964  $183,560  $617,477  $583,913
       UK Operations                     21,789    11,039    49,417    36,223
       Mexico Operations                  4,987     8,017    18,745    23,216
       Pharmaceuticals                        -         -         -         -
    Total                              $230,740  $202,616  $685,639  $643,352

    Segment Operating Income
       Consumer Healthcare              $28,771   $21,020   $91,538   $74,360
       UK Operations                        159       624     1,493     2,402
       Mexico Operations                   (771)      881       600     1,837
       Pharmaceuticals                   (1,647)        -    (3,004)        -
    Total                               $26,512   $22,525   $90,627   $78,599



                               PERRIGO COMPANY
                     RECONCILIATION OF NON-GAAP MEASURES
                   (in thousands, except per share amounts)
                                 (unaudited)


                                             Third Quarter      Year-To-Date
                                             2004     2003     2004     2003
    Net income (GAAP)                      $17,739  $14,132  $72,482  $49,724
    Less: income tax benefit                     -        -   13,100        -
    Less: unusual litigation, net of tax         -        -        -    2,000
    Net income before income tax benefit
       and unusual litigation              $17,739  $14,132  $59,382  $47,724

    Earnings per share:
       Basic                                 $0.25    $0.20    $0.85    $0.68
       Diluted                               $0.24    $0.20    $0.83    $0.67

    Weighted average shares outstanding:
       Basic                                70,296   69,337   70,103   69,781
       Diluted                              72,598   70,601   72,035   70,967




SOURCE  Perrigo Company
    -0-                             04/23/2004
    /CONTACT: Ernest J. Schenk, Manager, Investor Relations and Communication of Perrigo Company, +1-269-673-9212, E-mail: Investor@perrigo.com/
    /Web site:  http://www.perrigo.com /
    (PRGO)

CO:  Perrigo Company
ST:  Michigan
IN:  MTC
SU:  ERN ERP CCA MAV